EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 29, 2011 appearing in the Annual Report on Form 11-K of Marsh & McLennan Companies 401(k) Savings & Investment Plan for the year ended December 31, 2010 and our report dated June 29, 2011 appearing in the Annual Report on Form 11-K of Marsh & McLennan Agency 401(k) Savings & Investment Plan for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Parsippany, NJ

August 5, 2011